EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of March 22, 2004, by and between Sutter Holding Company, Inc., a Delaware corporation ("Employer"), and R. Michael Collins ("Employee").

In consideration of the mutual covenants contained herein, Employer and Employee hereby agree as follows:

         1. Engagement. Employer hereby engages Employee to perform services and duties for Employer in the capacities of President. Employee accepts such engagement and hereby agrees to perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. Excluding discretionary periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time to the business and affairs of Employer to the extent necessary to discharge the responsibilities assigned to the Employee hereunder. Employer acknowledges that Employee is engaged in several business activities and ventures, and that performance of Employee's duties under this Agreement is not intended to be a full-time commitment.

         2. Term. The term of employment under this Agreement shall be for the period commencing on the date hereof, and ending March 31, 2007; provided, however, that the term of this Agreement shall be automatically extended for one
(1) year on each anniversary of this Agreement unless either Employer or Employee shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended.

         3. Compensation.

                (A) Salary. In consideration of the services to be rendered by Employee, Employer shall pay Employee an annual base salary of five hundred thousand dollars (US $500,000), not to exceed the lesser of (i) 1.0% annually of Employer's reported gross asset value, or (ii) 5.0% annually of Employer's reported total shareholder's equity, payable monthly based upon the ending balance sheet for the previous quarter. For purposes of clarity, the annual salary of $500,000 shall be hereinafter referred to as "Base Salary", and the actual annual salary paid after adjusting for either (i) or (ii) above, as the case may be, shall be hereinafter referred to as "Effective Salary." Employer may in its discretion from time to time increase, but may not decrease, Employee's Base Salary. Both Employer and Employee note that it is possible for the Employee's Effective Salary to decrease, without any action on the part of the Employer's Board of Directors, since it is calculated based on Employer's quarterly reported gross asset value and shareholder's equity, which are subject to periodic fluctuation. Without any necessary action to be taken by the Employer's Board of Directors, Base Salary shall be adjusted annually based on changes in the U.S. Consumer Price Index ("CPI") with a starting point of January 1, 2003.


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                (B) Other Incentive Compensation. Employee will be eligible to participate in any stock option or grant plan established by the Employer, and shall be granted stock options annually or from time to time there under as approved by the Employer's Board of Directors. In the event that the Company acquires, merges with, or enters into a joint venture with Bristol Home Mortgage Lending, LLC, Employer shall upon the closing of such transaction grant to Employee the right to purchase all or any part of twenty thousand (20,000) shares of the Employer's common stock at an exercise price equal to a fifty percent (50%) premium to the price of the Company's stock either (i) 20 business days, or (ii) 1 business day prior to the public announcement of such transaction, whichever is lower. In the event that Employee receives fee income from Michael D. London or any business affiliated with Mr. London, Employee agrees to invest in Employer: (i) 20% of the after-tax proceeds of such fee up to a total fee of $350,000; (ii) 80% of the after-tax proceeds of such fee in excess of $350,000 up to a total fee of $700,000; and (iii) 50% of the after-tax proceeds of such fee in excess of $700,000. The investment described in the immediately preceding paragraph shall be in common stock of Employer at a price equal to the price of the Company's stock 1 business day prior to the date of such investment. In the event that this Agreement is not extended because Employer has given written notice thereof pursuant to the proviso set forth in
Section 2 above, notwithstanding any vesting provisions, all stock options granted to Employee shall immediately vest upon the receipt of such written notice.

                (C) Change of Control. For purposes of this Agreement, a "Change of Control", is defined as either (i) Employee's loss of voting control of Employer, which is defined as any point in time when Employee's control of voting stock, combined with the control of voting stock of Employer's other officers and directors currently employed, is less than that of any other entity's (i.e. institution, trust or individual) voting control; or (ii) Employee's loss of or material reduction in compensation, or managerial scope and control of Employer. In the event of a Change of Control as defined in (i) above, notwithstanding any vesting provisions, all stock options granted to Employee shall immediately vest, and additional stock options (with an exercise price equal to the prevailing market price of the Employer's stock on the effective date of the change of control, and with an expiration date that is ten years from the effective date of the change of control) equal to 2% of the Employer's then outstanding shares shall be immediately granted to Employee and shall begin vesting on a schedule substantially similar to that applied to stock options granted to other employees of the Employer. In the event of a Change of Control as defined in (ii) above, notwithstanding any vesting provisions, all stock options granted to Employee shall immediately vest, additional stock options (with an exercise price equal to the prevailing market price of the Employer's stock on the effective date of the change of control, and with an expiration date that is ten years from the effective date of the change of control) equal to 2% of the Employer's then outstanding shares shall be immediately granted to Employee and be fully vested, and Employer shall immediately pay to Employee cash compensation equal to the greater of (a) Employee's Base Salary multiplied by three (3); or (b) Employee's Base Salary multiplied by the number of years (including fractions of a year) remaining under this Agreement.

         4. Expenses. Employee shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of Employer. Employer may require as a condition to reimbursement the submission of an expense report accompanied by appropriate receipts or other suitable evidence of the expenditure.

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        5. Benefits. Employee shall be entitled to receive all standard benefits offered by Employer to its employees and such other benefits as Employer may in its discretion provide to Employee, including bonuses or other incentive compensation. No bonus or incentive compensation shall be or be deemed to be an increase in Employee's base salary.

        6. Termination Upon Disability or Death. In the event that Employee shall become disabled, Employer may terminate this Agreement upon thirty (30) days written notice to Employee. For purposes of this Agreement, the term "disabled" is used as defined in the Amended and Restated Shareholders' Agreement among Employer and certain of its shareholders, including Employee, being entered into contemporaneously with this Agreement. If Employee dies during the term of this Agreement or if this Agreement is terminated pursuant to the preceding sentence, Employee or his estate shall be paid as additional compensation hereunder, within sixty (60) days after such termination, an amount equal to two times Employee's Effective Salary as then in effect, or the number of years remaining under this Agreement multiplied by the Effective Salary, whichever is greater, and all stock options granted to Employee shall immediately vest.

        7. Termination for Cause. Employer may terminate its obligations under this Agreement for cause upon thirty (30) days written notice. For purposes of this Agreement, "Cause" means (a) continued and deliberate neglect by Employee of employment duties continuing for thirty (30) days after written notice from Employer specifying the neglect; (b) willful misconduct of Employee in connection with the performance of any of his duties; (c) fraud, embezzlement, theft or other dishonesty by Employee with respect to Employer; (d) the commission by the Employer of any felony or any other crime involving dishonesty or moral turpitude; or (e) material breach by Employee of Section 10 of this Agreement. Upon such termination, all obligations of Employer to Employee under this Agreement, except for any accrued and unpaid salary or benefits, shall cease except as may otherwise be required by law. If Employer terminates the employment of Employee pursuant to this Section 7, Employee shall have no further liability or obligations to Employer except his obligations under
Section 10. In any action or proceeding in which Employer asserts the existence of cause for termination, whether asserted as a claim, a counterclaim, an affirmative defense, or otherwise, Employer shall have the burden of proving by clear and convincing evidence that cause for termination exists.

        8. Termination without Cause. The Employer may, upon two weeks' written notice, terminate Employee for any reason, without Cause and without liability. Notwithstanding the foregoing, in the event Employee is terminated without Cause, such termination will constitute a Change of Control for purposes of this Agreement, in which case Section 3(C)(ii) specifically applies.

        9. Voluntary Termination. If Employee voluntarily resigns or otherwise voluntarily leaves the employ of the Employer in violation of this Agreement, Employer's obligations to Employee under this Agreement, except for any accrued and unpaid salary and benefits, shall cease, unless Employee and Employer's Board of Directors shall mutually agree otherwise.

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        10. Confidentiality. Employee will maintain in strict confidence and will not use or disclose, except for the business purposes of Employer, any confidential information obtained from and belonging to Employer. Confidential information includes, but is not limited to, trade secrets, supplier information, customer information, pricing information, internal corporate planning, Employer's secrets, historical financial data and forecasts, long-range plans and strategies, and any other data or information of or concerning Employer that is not generally known to the public or the industry in which Employer is engaged.

        11. Severability and Enforcement. If any provision of this Agreement is unlawful or against public policy and thus void or is otherwise declared void, such provision shall not be deemed part of this Agreement, which otherwise shall remain in full force and effect.

        12. Governing Law. This Agreement shall be construed according to the laws of the State of Delaware, without giving effect to the principles of the conflicts of law.

        13. Notices. All written notices required by this Agreement shall be deemed given when delivered personally or sent by registered or certified mail or courier service, return receipt requested, to the parties at their last known addresses. Each party may, from time to time, and shall, upon request of the other party, designate an address to which notices should be sent.

        14. Amendment. This Agreement may not be amended except by the written agreement of the parties.

        15. Binding Effect. This Agreement shall be binding on Employee, his heirs, executors, personal representative, and assigns, and on Employer, its successors and assigns. Should there be a consolidation or merger of Employer with or into another entity or a purchase of all or substantially all of the assets of Employer by another entity, Employer shall take all action necessary so that the surviving or acquiring entity will succeed to the rights and obligations of Employer under and be bound by this Agreement.

        16. Entire Contract. This Agreement constitutes the entire agreement between the parties. 17. Contract Under Seal. The parties acknowledge that they intend this contract to be a contract under seal. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date specified above.

                          SUTTER HOLDING COMPANY, INC.


                                                 /s/ WILLIAM G. KNUFF, III
                                                 -----------------------------
Attest  KAREN LAMONTE                            By: William G. Knuff, III
      ------------------------------             Co-Chief Executive Officer

[CORPORATE SEAL]


                                                 /s/ R. MICHAEL COLLINS
                                                 -----------------------------
                                                 R. Michael Collins





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